SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           JACKSONVILLE BANCORP, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                Florida                                  59-3472981
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

         13245 Atlantic Boulevard Suite #5, Jacksonville, Florida 32225
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(Address of Principal Executive Offices)                        (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration  statement file number which this form relates:
333-64815 (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:


            Title Of Each Class              Name Of Each Exchange On Which
            To Be So Registered              Each Class Is To Be Registered
            -------------------              ------------------------------

                  None                                    None
            -------------------              ------------------------------



        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, Par Value $0.01 per share
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                                (Title of Class)

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

          The authorized capital stock of the Company is 10,000,000 shares consisting of 2,000,000 shares of preferred stock, par value $0.01 per share, and 8,000,000 shares of Common Stock, par value, $0.01 per share, of which no shares are presently issued and outstanding.

          Common Stock - The holders of Common Stock are entitled to elect the members of the Board of Directors of the Company and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company. No holder of any class of stock of the Company has preemptive rights with respect to the issuance of shares of that or any other class of stock and the Common Stock is not entitled to cumulative voting rights with respect to the election of directors.

          The holders of Common Stock are entitled to dividends and other distributions if, as, and when declared by the Board of Directors out of assets legally available therefore. Upon the liquidation, dissolution or winding up of the Company, the holder of each share of Common Stock will be entitled to share equally in the distribution of the Company's assets. The holders of Common Stock are not entitled to the benefit of any sinking fund provision. The shares of Common Stock of the Company are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company. All shares of Common Stock outstanding upon completion of this offering will be, fully paid and nonassessable.

         The Registrant hereby incorporates by reference the discussion contained under the heading "ARTICLES OF INCORPORATION-Summary" in the Prospectus included in its Registration Statement on Form SB-2, Registration No. 33-64815, filed with the Commission on September 30, 1998 and declared effective February 9, 1999. This Registration Statement shall be deemed to incorporate by reference the description of the Common Stock contained in any Prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933.

Item 2.  Exhibits.


   Exhibit
      No.                                 Description
--------------   ---------------------------------------------------------------

      1             Articles of Incorporation of Registrant filed as Exhibit 3.1
                    to  the  Form   SB-2   Registration   Statement   is  hereby
                    incorporated by reference

      2 Bylaws of Registrant filed as Exhibit 3.2 to the Form SB-2 Registration Statement is hereby incorporated by reference

      3             Specimen  Common Stock  Certificate  of Registrant  filed as
                    Exhibit 4.0 to the Form SB-2 Registration Statement is hereby incorporated by reference



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     Jacksonville Bancorp, Inc.
                                     --------------------------
                                            (Registrant)

    Date: February 9, 1999           By   /s/ Victor M. George
          ----------------                --------------------
                                             (Signature)

                                     Victor M. George, President
                                     ---------------------------